SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                                       OMB APPROVAL
                                                    OMB NUMBER 3235-0065
                                                       Expires May 31, 2000
                                     FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                          VENTURE CAPITAL.COM INCORPORATED
              (Exact Name of Registrant as Specified in Its Charter)




 Nevada                             6700                      88-0446126
(State or Other Jurisdiction of   (Primary Standard Industrial(I.R.S. Employer
 Incorporation or Organization)    Classification Number)  Identification No.)



                              ------------------
                         VENTURE CAPITAL.COM, INCORPORATED
                         6015 South Virginia Street, Suite 421
                         Reno, Nevada 89502
                          (916) 732-4554
               (Address, Including Zip Code and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                              ------------------

                                 James D. Martin
                President, Chief Executive Officer and Director
              VENTURE CAPITAL.COM, INCORPORATED
                          6015 South Virginia Street, Suite 421
                                  Reno, Nevada 89502
                                     (916) 732-4554
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                              ------------------


 Copies to:


         James D. Martin
         6015 South Virginia Street, Suite 421
         Reno, Nevada 89502

                              ------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

                              ------------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                        CALCULATION OF REGISTRATION FEE




                                                            Proposed Maximum
Title of Securities          Amount to be  Proposed Maximum Aggregate        Amount of
Securities to be Registered  Registered    Offering Price   Offering         Registration
                                           Per Share (1)    Price            Fee
------------------------------------------------------------------------------------------

Common Stock, $.001 par
value........................ 1,000,000    $1.00            $1,000,000       264.00
(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The Information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                       Shares

                                     Common Stock

   This is our initial public offering and no public market currently exists for our shares. We anticipate that the initial public offering price will be
between $       and $        per share.

                                ---------------
                 Investing in our common stock involves risks.
                   See "Risk Factors" beginning on page 7.
                                ---------------
                                                                Per Share
                                                                Total
                                                                ---------


   Public Offering Price.......................................   $       $
   Underwriting Discounts and Commissions......................   $       $
   Proceeds to Venture Capital.Com  ...........................   $       $

   The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


We have granted the underwriters a 30-day option to purchase up to an
additional       shares of common stock to cover any over-allotments. If the underwriters exercise the right in full, the public offering price will total
$   , the underwriting discounts and commissions will total $   , and our
proceeds will total $   .

   Venture Capital.Com Inc. expects to deliver the shares of common
stock against payment in San Francisco, California on        , 2000.

                                ---------------

               The date of this Prospectus is              , 2000

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

    Until      , 2000, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

                             ---------------------

                               TABLE OF CONTENTS


                                                                     Page

Summary..................................................................5
Strategy.................................................................5
Corporate Information....................................................6
The Offering.............................................................6
Summary Financial Data...................................................6
Risk Factors.............................................................8
Information Regarding Forward Looking Statements.23
Use of Proceeds..........................................................23
Dividend Policy..........................................................24
Capitalization...........................................................24
Dilution.................................................................25
Selected Financial Data..................................................26
Management's Discussion and Analysis of Financial
Condition and Results
of Operations............................................................28
Business.................................................................32
Legal Matters............................................................37
Management...............................................................37
Executive Compensation...................................................38
Certain Transactions.....................................................48
Principal Stockholders...................................................49
Description of Capital Stock.............................................50
Shares Eligible for Future Sale..........................................52
Underwriting.............................................................54
Experts..................................................................57
Additional Information...................................................57

                            SUMMARY

    You should read the following summary together with the more detailed information and financial statements and the notes to those statements appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward looking statements as a result of the factors set forth under "Risk Factors" and elsewhere in this prospectus.

           Venture Capital.Com, Incorporated

    We intend to offer venture capital to parties and companies in development. In addition we plan to offer business financing of various types to start up businesses and established companies.

                                  Our Strategy

    Our objective is to become an Internet based provider of venture capital, financing, investments and other business services needed by businesses and companies in development To achieve this objective, our strategy includes the following key elements:


 . Enhancing our brand name through a variety of marketing and promotional techniques;

  . Forming strategic partnerships with companies in the Internet, software, financial services and media industries;

  . Leveraging our internet-based solution and technology platform to enhance our service offering and expand the benefits of secure online communications; and

Corporate Information
    In 1999 our founder began research to investigate the feasibility entering into an Internet based venture capital program also offering additional business financing services. In December of 1999 we were incorporated in the State of Nevada as Venture
Capital.Com, Incorporated.

  Our executive offices are located at 6015 South Virginia Street, Suite 421, Reno, Nevada 89502. Information contained on our Web Site does not constitute part of this prospectus.

                                  The Offering

 Common stock offered.......................     shares

 Common stock to be outstanding after this
   offering.................................     shares

 Use of proceeds............................ To expand marketing and partnerships, for further development of our technology and for working capital and other general corporate purposes.

 Proposed Nasdaq National Market symbol has not been applied for at this writing.

The number of shares outstanding after this offering is 25,000,000 shares.


                             Summary Financial Data
                (in thousands, except share and per share data)



The following table sets forth certain of our summary financial data.
This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.
The pro forma calculations give effect to the conversion of all outstanding shares of our preferred stock into common stock upon the closing of this offering as if such conversion occurred at inception, or the date of original issuance, if later. Our as adjusted column reflects the sale of shares of common stock offered hereby at the initial public offering
price of $         per share after deducting the underwriter discount
and estimated expenses payable by us.




                             December 20, 1999   December 20, 1999
                                   (inception)                 (inception)
                                     through                      through
                                December 31, 1999     December 31, 1999

                                ----------------- ---------------

                                                    (unaudited)    (unaudited)
Statement of Operations Data:
Net revenues..................     $       --       $       --      $       --
Loss from operations..........          --               --
Net loss......................                  --
Basic and diluted net loss per
  share.......................                  --
Pro forma basic and diluted
  net loss per share..........
Shares outstanding used in
  basic and diluted net loss
  per share calculations......
Shares outstanding used in pro
  forma basic and diluted net
  loss per share calculation..

                                                 As of December 31, 1999


                                                       (unaudited)
                                                       Actual  As
                                                        Adjusted
                                                         -------


Balance Sheet Data:
Cash and cash equivalents................................... $-0-
Working capital.............................................  -0-
Total assets................................................  -0-
Line of credit and capital lease obligations................  -0-
Total stockholders' equity..................................  -0-

                                  RISK FACTORS

    You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our stock could decline, and you may lose all or part of your investment.

This prospectus also contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward looking statements as a result of the risks described below and elsewhere in this prospectus.

                  We face risks associated with our operations

    We have not commenced operations as yet. We have no clients and we may not be able to attract a client base. We face uncertainty in the Internet venture capital market. As of December 31, 1999, we had not generated any revenues. We are in the early stages of development and expect to incur losses in the future.

We expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot be certain that we will achieve sufficient revenues for profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

    Our ability to obtain and retain customers depends on our customer service capabilities. We plan to add customer service personnel and resources to meet demand for our Internet venture capital service; however, we cannot predict whether the quantity or quality of our customer service will be sufficient to address our customers' needs. If we are unable at any time during and after our controlled national launch to appropriately address customer service issues or provide a satisfactory customer experience for current or potential customers, our business and reputation may be damaged.

We may be unable to effectively manage our rapid growth.

Our reputation and our ability to attract, retain and serve our customers depend upon the reliable performance of our Web site, network infrastructure and transaction-processing systems. We have a limited basis upon which to evaluate the capability of our service to handle controlled or full commercial availability of our Internet venture capital service. We will need to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls. In addition, we will need to expand, train and manage an employee base. We will also need to expand our finance, administrative and operations staff. In addition, we will be required to relocate our administrative and operations personnel due to capacity constraints at our current facility. We may not be able to effectively manage this growth. Our planned expansion and we expect our future expansion to place a significant strain on our managerial, operational and financial resources. Our current and planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we are unable to manage growth effectively or experience disruptions during our expansion, our business will suffer and our financial condition and results of operations will be seriously affected.

We have a limited operating history.

    In March, 1999, our founder began to investigate the feasibility of entering into the Internet based venture capital business. In December 1999 we were incorporated in the State of Nevada and accordingly, we have a very limited operating history. As of December 31, 1999 we had generated no revenues and do not expect to generate any significant revenues for some time.


  You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. These risks include, among other things, our:

  .  need to expand our sales and support organizations;

  .  ability to establish and expand our brand name;

  . ability to expand our operations to meet the commercial demand for our service;

  . development of and reliance on strategic and distribution relationships;

  .  ability to prevent and respond quickly to service interruptions;

  . competition from our competitors with greater capital resources and brand awareness.

    We have not established strategic relationships with any third parties. We believe we must establish substantial relationships to effectively market our service. We have limited experience in establishing and maintaining these strategic relationships and we may fail in our efforts to establish and maintain our strategic relationships.

    As is customary with technology companies, from time to time, we may receive or become aware of correspondence claiming potential infringement of other parties' proprietary rights. We could incur significant costs and diversion of management time and resources to defend claims regardless of the validity of these claims.
 We may not have adequate resources to defend these claims, and any associated costs and distractions could have a material adverse effect on our business, financial condition and results of operations. As an alternative to litigation, we may seek licenses for other parties' intellectual property rights. We may not be successful in obtaining any necessary licenses on commercially reasonable terms, if at all.

    We rely on a combination of patent, trade secret, copyright and trademark laws and contractual restrictions to establish and protect proprietary rights in our products, services, know-how and information.

We will rely on several types of services for revenues.

   We expect that a substantial percentage, if not all, of our future revenues will be generated from our Internet venture capital service. Our ability to gain commercial acceptance of our Internet venture capital service is critical to our success. Any failure to successfully gain commercial acceptance of our Internet venture capital service would not only have a material adverse effect on our business and results of operations but also on our ability to seek any incremental revenue opportunities.

    Despite our efforts to minimize interruption and security risks, our systems and operations are vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We have experienced system interruptions in the past and may experience them again in the future. Any substantial interruptions in the future could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a formal disaster recovery plan in effect. We are currently evaluating our business interruption insurance to determine whether we have sufficient coverage to compensate us for losses that may occur after our commercial launch.

    A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Advances incomputer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms we may use to protect customer transaction data. Should someone circumvent our security measures, it could seriously harm our reputation, business, financial condition and results of operations.


Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information. As a result, we may be required to expend a significant amount of financial and other resources to protect against security breaches or to alleviate any problems that they may cause.

We may face disruptions in our operations during our relocation to a new facility in the near future.

Our current facilities are inadequate for our current growth plans.
As a result, we will be relocating all operations to new facilities in the near future. We may experience temporary interruptions in our normal operating activities during the moving process.
If we experience more permanent disruptions related to our move, or if we are unable to complete the move in a timely manner, our development efforts and business could be harmed.

We will need to expand our product and service offerings.

We may pursue the acquisition of new or complementary businesses, products or technologies in an effort to enter into new business areas, diversify our sources of revenue and expand our product and service offerings. At present, we have no commitments or agreements and are not currently engaged in discussions for any material acquisitions or investments. To the extent we pursue new or complementary businesses, we may not be able to expand our service offerings and related operations in a cost-effective or timely manner. We may experience increased costs, delays and diversions of management's attention when integrating any new businesses or services. We may lose key personnel from our operations or those of any acquired business. Furthermore, any new business or service we launch that is not favorably received by users could damage our reputation and brand name. We also cannot be certain that we will generate satisfactory revenues from any expanded services or products to offset related costs. Any expansion of our operations would also require significant additional expenses, and these efforts may strain our management, financial and operational resources. Additionally, future acquisitions may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the assumption of known and unknown liabilities, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, financial condition and operating results. New issuances of securities may also have rights, preferences and privileges senior to those of our common stock.

We expect that the fluctuations in our operating results could cause our stock price to fall.

As of December 31, 1999, we had not generated any revenues from our operations. Accordingly, we have little basis upon which to predict future operating results. We expect that our revenues, margins and operating results will fluctuate significantly due to a variety of factors, many of which are outside of our control. These factors include:

  . timing of the commercial release of our Internet venture capital service;

  .  the costs of our marketing programs to establish the Venture
     Capital.Com brand name;

  .  demand for our Internet services;

  . our ability to develop and maintain strategic relationships;

  . the number, timing and significance of new products or services introduced by both us and our competitors;

  . our ability to develop, market and introduce new and enhanced services on a timely basis;

  .  the level of service and price competition;

  .  changes in our operating expenses as we expand operations; and

  .  general economic factors.

 Our cost of revenues includes costs for systems operations, customer service, Internet connection and security services; all of these costs fluctuate depending upon the demand for our service. In addition, a substantial portion of our operating expenses will be related to personnel costs, marketing programs and overhead, which cannot be adjusted quickly and are therefore relatively fixed in the short term. Our operating expense levels are based, in significant part, on our expectations of future revenues. If our expenses precede increased revenues, both gross margins and results of operations would be materially and adversely affected because a relatively small amount of our costs and expenses varies with our revenues in the short term.

Due to the foregoing factors and the other risks discussed in this prospectus, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance.

 It is possible that in some future periods our results of operations will be below the expectations of public market analysts and investors. In this event, the market price of our common stock is likely to fall.

We may not achieve broad brand recognition necessary to succeed.

We must quickly build our Venture Capital.com brand to gain market acceptance for our service. We believe it is imperative to our long term success that we obtain significant market share for our services before other competitors enter the Venture Capital markets. We must make substantial expenditures on product development, strategic relationships and marketing initiatives in an effort to establish our brand awareness. In addition, we must devote significant resources to ensure that our users are provided with a high quality online experience supported by a high level of customer service. We cannot be certain that we will have sufficient resources to build our brand and realize commercial acceptance of our service. If we fail to gain market acceptance for our service, our business will suffer dramatically.

We will face intense competition.

The market for Venture Capital products and services is not new and we expect it to be intensely competitive. At present there are numerous other companies and financial institutions around the country which are in competition in the venture capital markets.

We expect that our competitors will include:

  .  traditional providers of venture capital products and services;

  . potential providers of venture capital products and services, Banks, finance companies, private investors and groups, domestic and foreign;

  . a number of indirect competitors that offer financial services or derive a substantial portion of their revenue from business lending,

     electronic
     commerce; and

  . other companies with substantial customer bases in the computer and other technical fields.

     We may not be able to establish or maintain a competitive position against current or future competitors as they enter the market.


Many of our competitors have longer operating histories, larger customer bases, greater brand recognition, greater financial, marketing, service, support, technical, intellectual property and other resources than us. As a result, our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to Web site and systems development than us. This increased competition may result in reduced operating margins, loss of market share and a diminished brand.
We may from time to time make certain pricing, service or marketing decisions or acquisitions as a strategic response to changes in the competitive environment. These actions could result in reduced margins and seriously harm our business.

    We also face competitive pressures from new technologies and the expansion of existing technologies. Companies that control access to transactions through a network or Web browsers could also promote our competitors or charge us a substantial fee for inclusion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of the Internet and other online services increases. We may be unable to compete successfully against current and future competitors, and the competitive pressures we face could seriously harm our business.

We rely on relatively new management and need additional personnel to grow our business.

    Our management is new and we intend to continue to hire key management personnel, including a Chief Operating Officer. For example, our Founder and Chief Executive Officer, James Martin was hired in December , 1999 and at present is the only officer and employee of the Company. There can be no assurance that we will successfully assimilate new managers or that we can successfully locate, hire, assimilate and retain qualified key management personnel. Our business is largely dependent on the personal efforts and abilities of our senior management, including Mr. Martin, our Chief Executive
Officer, and managers we expect to hire in the future as other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time. The loss of certain key employees or our inability to attract or retain other qualified employees could have a material adverse effect on our results of operations and financial condition.

    Our future success depends on our ability to attract, retain and motivate highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. We plan to hire additional personnel in all areas of our business. Competition for such personnel is intense, particularly in the Internet and high technology industries.

As a result, we may be unable to successfully attract, assimilate or retain qualified personnel. Further, we may be unable to retain the employees we currently employ or attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

We may not be able to keep up with rapid technological and other changes.

    The development of our service and other proprietary technology entails significant technical and business risks. To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our online operations. The Internet and the electronic commerce industry are characterized by:

  .  rapid technological change;

  .  changes in user and customer requirements and preferences;

  . frequent new product and service introductions embodying new technologies; and

  .  the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete.Our success will depend, in part, on our ability to:

  .  license or acquire leading technologies useful in our business;

  .  enhance our existing service;

  . develop new services and technology that address the increasingly sophisticated and varied needs of our current and prospective users; and

  . respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner.

Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and transaction-processing systems to user requirements or emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time.

If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

If we achieve significant international acceptance of our service, our business activities will be subject to a variety of potential risks, including the adoption of laws and regulatory requirements, political and economic conditions, difficulties protecting our intellectual property rights and actions by third parties that would restrict or eliminate our ability to do business in certain jurisdictions. If we begin to transact business in foreign currencies, we will become subject to the risks attendant to transacting in foreign currencies, including the potential adverse effects of exchange rate fluctuations.

Many existing computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. If not corrected, there could be system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with these "Year 2000" requirements.

We use and depend on third-party equipment and software that may not be Year 2000 compliant. We have not completed an assessment of this third-party equipment and software. If Year 2000 issues prevent our users from accessing the Internet or our service, our business and operations will suffer.

Any failure of our third-party equipment or software to operate properly could require us to incur unanticipated expenses, which could seriously harm our business, operating results and financial condition.

    Our failure to make our service Year 2000 compliant could result in:

  .  a decrease in sales of our service;

  . an increase in the allocation of resources to address Year 2000 problems of our users without additional revenue commensurate with such dedication of resources; and

  . an increase in litigation costs relating to losses suffered by our users due to such Year 2000 problems.



Furthermore, the purchasing patterns of users or potential users may be affected by Year 2000 issues as companies expend significant resources to correct their current systems. These expenditures may result in reduced funds available to take advantage our service, which could seriously harm our business, operating results and financial condition. We have conducted a preliminary review of our internal computer systems to identify the systems that could be affected by the Year 2000 issue. Based on this preliminary review, we believe that our internal software systems are Year 2000 compliant. However, we continually evaluate our systems and intend to develop a contingency plan to address any Year 2000 issues we discover.

We may be unable to meet our future capital requirements.

We believe that our current cash balances together with the net proceeds of this offering will allow us to fund our operations for at least the next 12 months. However, we may require substantial working capital to fund our business and we may need to raise additional capital. We cannot be certain that additional funds will be available on satisfactory terms when needed, if at all. Our future capital needs depend on many factors, including:

  .  market acceptance of Internet venture capital;

  .  the level of promotion and advertising required to launch our service;
     and

  .  changes in technology.

The various elements of our business and growth strategies, including our plans to support fully the commercial release of our service, our introduction of new products and services and our investments in infrastructure will require additional capital. If we are unable to raise additional necessary capital in the future, we may be required to curtail our operations significantly or obtain funding through the relinquishment of significant technology or markets.
Also, raising additional equity capital would have a dilutive effect on existing stockholders.

                 We face risks related to the Internet industry

The success of our business will depend on the continued growth of the Internet electronic commerce and the acceptance by consumers of an Internet venture capital sales channel.

Our success depends in part on widespread acceptance and use of the Internet as a way to take advantage of venture capital. This practice is at an early stage of development, and demand and continued market acceptance is uncertain. We cannot predict the extent to which users will be willing to shift their habits from traditional to online contacts. To be successful, our future clients must accept and utilize e-commerce to satisfy their product needs. Our future revenues and profits, if any, substantially depend upon theacceptance and use of the Internet and other online services as an effective medium of commerce by our target users.

    The Internet may not become a viable long-term commercial marketplace due to potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. The commercial acceptance and use of the Internet may not continue to develop at historical rates. Our business, financial condition and results of operations would be seriously harmed if:

  . use of the Internet and other online services does not continue to increase or increases more slowly than expected;

  . the infrastructure for the Internet and other online services does not effectively support future expansion;

  .  concerns over security and privacy inhibit the growth of the Internet;
     or

  . the Internet and other online services do not become a viable commercial marketplace.

Regulatory and legal uncertainties could harm our business.

    We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to electronic commerce. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

  .  user privacy;

  .  pricing;

  .  content;



  .  copyrights;

  .  distribution; and

  .  characteristics and quality of products and services.

    The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues governing issues such as property ownership, export of encryption technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any such new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

    We plan to offer our service over the Internet in multiple states and foreign countries. Such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.

   Other states and foreign countries may also attempt to regulate our Internet commerce or prosecute us for violations of their laws. Further, we might unintentionally violate such laws and such laws may be modified and new laws may be enacted in the future.

We are subject to risks related to the offering.

    No prior public market exists for our common stock.

    Prior to this offering, there has been no public market for our common stock and we cannot be sure that an active trading market for the common stock will develop or continue as a result of this offering.

The concentrated control of our company could adversely affect stockholders.

    After this offering, our executive officers, directors and 5%
stockholders, in the aggregate, will control    % of our voting stock.

As a result, these stockholders will have significant influence and ability to control most matters requiring board and stockholder approval, including a significant corporate transaction like the sale of our company, a change in control, or the terms of future equity financings.

Purchasers in this offering will experience immediate and substantial dilution.

    If you purchase common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of the shares purchased. We estimate this dilution to be approximately
$   per share, or approximately    % (based on an initial public offering
price of $    ). Additional dilution may occur upon the exercise of
outstanding stock options.

Our stock price could fluctuate dramatically.

    The trading price of our common stock is likely to be volatile and could fluctuate dramatically in response to: factors such as the following, some of which are beyond our control:

  . changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

  . changes in operating and stock price performance of other Internet and online companies similar to us;

  .  future sales of our common stock; or

  .  general economic factors.

    Domestic and international stock markets often experience significant price and volume fluctuations.

These fluctuations, as well as general economic and political conditions unrelated to our performance may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of Internet and technology-related companies often reach levels that bear no relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. The market prices of the securities of Internet-related and online companies have been especially volatile. If our common stock trades to such high levels following this offering, it could eventually experience a significant decline.

Our offering price does not necessarily relate to any established criteria of value.

    Through negotiations with the underwriters, we will determine the public offering price of the shares of our common stock. This price will not necessarily relate to our book value, assets, past operating results, financial condition or any other established criteria of value. As a result, the shares being offered may trade at market prices below the initial public offering price.

Additional shares may be sold into the public market.

    Sales of substantial amounts of our common stock in the public market after this offering could adversely affect the prevailing market price of our common stock. Upon completion of this offering, we will have shares of common stock outstanding. Of those shares, a total of
    shares (plus    additional shares if the underwriters exercise
their over-allotment option in full) will be freely tradable under the Securities Act unless purchased or held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through a public offering of equity securities.

Our management has broad discretion over use of the proceeds from this offering.

    The net proceeds of this offering are estimated to be approximately $
million (approximately $     million if the underwriters' over-allotment is
exercised in full) at an assumed initial public offering price of $    per
share and after deducting the estimated underwriting discount and estimated offering expenses.

Our management will retain broad discretion as to the allocation of the proceeds of this offering.

    Certain provisions in our charter documents could deter takeover efforts.

    Provisions of our Certificate of Incorporation, Bylaws and Nevada
law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Nevada statute could prohibit or delay the accomplishment of mergers or other takeover or change in control in attempts with respect to us and, accordingly, may discourage attempts to acquire us.
                             ---------------------
 INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    This prospectus contains forward looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words
"expects," "anticipates," "estimates," "intends," "believes" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds,"
"Management's Discussion and Analysis of Financial Condition and
Results of Operations," "Business" and elsewhere in this prospectus.
These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward looking statements wherever they appear in this prospectus.

                                USE OF PROCEEDS

    Our net proceeds from the sale of the        shares of common stock
offered hereby are estimated to be approximately $   ($      million of the
underwriters exercise their over-allotment option in full) based upon an assumed offering price of $ per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

    We intend to use the net proceeds of the offering:

  .  for expansion of our marketing and distribution partnerships;

  . to enhance our server and network infrastructure and the functionality of our Web site; and

  .  for working capital and other general corporate purposes.

    As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds to be received upon completion of the offering. Pending such uses, the net proceeds of the offering will be invested in short-term, interest-bearing, investment-grade instruments.
We intend to maintain flexibility in our use of the proceeds of this offering. The amounts actually expended for each of the purposes listed above are at our discretion and may vary significantly depending upon a number of factors, including the progress of our marketing programs, capital spending requirements, and developments in the venture capital markets and Internet commerce.

Accordingly, we reserve the right to reallocate the proceeds of this offering as we deem appropriate.

From time to time, in the ordinary course of business, we may pursue the acquisition of new or complementary businesses, products or technologies in an effort to enter into new business areas, diversify our sources of revenue and expand our product and service offerings. A portion of the net proceeds may be used to fund acquisitions or investments.


We currently have no arrangements, agreements or understandings, and are not engaged in active negotiations for any material acquisitions or investments.

                                DIVIDEND POLICY

    We have never declared nor paid cash dividends on our capital stock.
We currently intend to retain all available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors it deems relevant.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of December 31, 1999. At present the company has no tangible assets and no liabilities. As a result there is no financial statement which could be examined under audit conditions.
                                                           December 31, 1999

--------------------
                                                               (Unaudited)
                                                                     Pro Forma
                                                           Actual   As
Adjusted
                                                           -------
-----------
Line of credit and capital lease obligations ............. $ -0-
                                                           -------    -------
Stockholders' equity:
 Common stock, par value $0.001; 25,000,000 shares
   authorized, -0- issued and outstanding, actual;
   authorized,   -0-      issued and outstanding, pro forma
   as adjusted............................................
Additional paid-in capital................................     -0-
Notes receivable for stock sales..........................  -0-
Accumulated deficit during development stage..............  -0-
                                                           -------    -------

Total stockholders' equity............................... $ -0-
  Total capitalization.................................... $-0-
                                                           =======    =======



                                    DILUTION
    Our pro forma net tangible book value as of December 31, 1999 was
approximately $  million, or $   per share of common stock. Pro forma net
tangible book value per share represents the amount of our pro forma total tangible assets less pro forma total liabilities divided by the pro forma number of shares of common stock outstanding as of December
31, 1999. Without taking into account any other changes in pro forma net tangible book value other than to give effect to our sale of the shares of common stock offered hereby and the receipt and application of the net proceeds therefrom, the pro forma net tangible book value of as
of December 31, 1999 would have been $      million, or $     per share
of common stock. This represents an immediate increase in pro forma
net tangible book value of $     per share to existing stockholders and
an immediate dilution in pro forma net tangible book value of $     per
share to investors purchasing common stock in this offering.

    The following table illustrates this per share dilution:

   Assumed initial public offering price per share...............        $
    Pro forma net tangible book value per share as of December 31,
      1999....................................................... $ -0-
    Increase per share attributable to new investors.............
                                                                  ------
   Pro forma net tangible book value per share after this
     offering....................................................

------
   Dilution per share to new investors...........................        $ -0-

======

    The following table summarizes, on a pro forma basis as of December 31, 1999 the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors,
assuming an initial public offering price of $      per share and
before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:








                                   Shares
                                   Purchased    Total Consideration
Average
                                 -------------- ----------------------   Price
                                 Number Percent  Amount      Percent   per
Share
                                 ------ ------- ----------- ----------
---------
   Existing stockholders.......                 $ -0-                      $
   New investors...............                       -0-

     Total.....................           100%  $                 100%
                                  ===     ===   ===========   =======

    The foregoing table assumes no exercise of the
underwriters' over-allotment option or shares underlying outstanding
 options. As of December 31, 1999, options to purchase           shares
of common stock were outstanding at a weighted average exercise price
of $      per share. To the extent that these options are exercised, new investors will experience further dilution.

                            SELECTED FINANCIAL DATA
                     (in thousands, except per share data)

    The following selected financial data should be read in conjunction with our financial statements and the notes to such statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. We have no financial statements, no assets or liabilities. We have no statement of operations data for the period from inception through December 31, 1999. In addition we have no balance sheet Please be advised that historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

                            December 31, 1999
                           ------------------- -------------------
------------------
                                                  (unaudited)
(unaudited)
Statement of Operations
  Data:
Net revenues............      $       --          $       --         $
--
Costs and expenses:
 Research and
   development..........

General and
   administrative....... --
                              ----------          ----------
-----------
Total costs and         -0-
    expenses............
Loss from operations....-0-
Interest expense, net...
                              ----------          ----------
-----------
Net loss................      $  -0-
                              ==========          ==========
===========
Basic and diluted net
  loss per share........      $   -0-
Pro forma basic and
  diluted net loss per
  share.................      $ -0-
Weighted average shares
  outstanding used in
  basic and diluted net
  loss per share
  calculation...........      -0-
Weighted average shares
  outstanding used in
  pro forma basic and
  diluted net loss per
  share calculation.....      -0-

                               As of
                         December 31, 1999
                   ----------------- --------------
                              (unaudited)

Balance Sheet Data:
Cash and cash
  equivalents...........      $ -0-
Working capital.........     -0-
Total assets............         -0-
Line of credit and
  capital lease
  obligations...........         -0-
Total stockholders'
  equity................          --

    All expenses other than those related to research and development are classified as general, administrative and have been provided for outside of the Company by the Founder, James D. Martin at no cost to the Company. Until we recognize revenue from our principal business activities we shall classify all expenses related to research and development as general and administrative.

In addition, the provision for income taxes which consist solely of minimum state taxes is classified as general and administrative.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This prospectus contains forward looking statements that involve risks and uncertainties. Actual events or results may differ materially from those projected in such forward looking statements. See
"Information Regarding Forward Looking Statements." The following discussion of our financial condition and results of operations also should be read in conjunction with the financial statements and notes to those statements included elsewhere in this prospectus.

Overview

    We offer a convenient and easy to use service for individuals and businesses to reach venture capital markets. We had no revenues and immaterial expenses prior to our incorporation in Nevada on December 20, 1999.

Our Results of Operations

    Revenues. We have recognized no revenues to date and we do not expect to recognize revenues until after we are able to commence operations substantial.

    Cost of Revenues. We currently have no cost of revenues because we have not recognized any revenues to date. Once we begin to charge fees, and, or collect profits revenues will primarily consist of costs related to customer service activities and server and network operations and, to a lesser extent, bank processing charges for customer fees paid.

    Sales and Marketing Expenses. Costs related to our sales and marketing efforts, which to date have not been significant, are currently classified as general and administrative expenses until we commence charging convenience fees. All costs to date have been paid outside the Company by the Founder, James D. Martin.

Our sales and marketing expenses will consist of compensation for sales and marketing personnel, advertising, creative development and promotional costs and commissions. The majority of these costs will be directed to programs designed to build brand name recognition, attract a customer base and retain the anticipated customer base.

    Research and Development Expenses. Our research and development expenses have been minimal to date and these costs have been paid outside the Company by the Founder, James D. Martin. We believe that significant investments in research and development are required to remain competitive. We expect that we will incur significant research and development expenses in the future.

    General and Administrative Expenses. Our general and administrative expenses have been minimal to date and have been paid outside the Company by the Founder, James D. Martin. We expect an increase in our general and administrative expenses principally due to expected increase in personnel, facility costs and professional service fees.

Liquidity and Capital Resources

    Since our inception, we have financed our early stages of development to date with funds provided by the Founder, James D. Martin. We have no liquidity or capital resources at present.

    We believe that with the net proceeds of this offering will allow us to fund our operations for at least the next 12 months. However, we may require substantial working capital to fund our business and we may need to raise additional capital. We cannot be certain that additional funds will be available on satisfactory terms when needed, if at all. Our future capital needs depend on many factors, including:

  . the timing of our development efforts and public approval of our service;

  .  market acceptance of Internet Venture Capital services and products;

  .  the level of promotion and advertising required to launch our service;
     and

  .  changes in technology.


 The various elements of our business and growth strategies, including our plans to support fully the commercial release of our service, our introduction of new products and services and our investments in infrastructure will require additional capital.

If we are unable to raise additional necessary capital in the future, we may be required to curtail our operations significantly or obtain funding through the relinquishment of significant technology or markets.

Also, raising additional equity capital would have a dilutive effect on existing stockholders.

Year 2000

    Many existing computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. If not corrected, there could be system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in normal business activities.
As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with these "Year 2000" requirements.

    We are in the process of reviewing the Year 2000 compliance of our internally developed proprietary software. This review has included testing to determine how our systems will function at and beyond the Year 2000. Since inception, we have internally developed substantially all of the systems for the operation of our Internet postage service.
These systems include the software used to provide customer interaction and transaction-processing and distribution functions to our service, as well as monitoring and back-up capabilities. Based upon our assessment to date, we believe that our internally developed proprietary software is Year 2000 compliant. However, we cannot be sure how our software will integrate with other vendor-provided software.

    We use and depend on third-party equipment and software, that may not be Year 2000 compliant. We are currently assessing the Year
2000 readiness of other third-party supplied software, computer technology and other services and of our vendors. Based upon the results of this assessment, we will develop and implement, if necessary, a remediation plan with respect to third-party software, third-party vendors and computer technology and service that may fail to be Year 2000 compliant.
To date, the expenses associated with this assessment have not been material and our potential remediation costs and potential remediation plan cannot be determined at this time. If Year 2000 issues prevent our users from accessing the Internet or our service, our business and operations will suffer. Any failure of our third-party equipment or software to operate properly could require us to incur unanticipated expenses, which could seriously harm our business, operating results and financial condition.

    The Year 2000 readiness of the general infrastructure necessary to support our operations is difficult to assess. For instance, we depend on the integrity and stability of the Internet to provide our services. We also depend on the Year 2000 compliance of the computer systems and financial services used by consumers.

Thus, the infrastructure necessary to support our operations consists of a network of computers and telecommunications systems located through out the world and operated by numerous unrelated entities and individuals, none of which have the ability to control or manage the potential Year 2000 issues that may impact the entire infrastructure.
Our ability to assess the reliability of this infrastructure is limited and relies solely on generally available news reports, surveys and comparable industry data. Based on these sources, we believe most entities and individuals that rely significantly on the Internet are carefully reviewing and attempting to remediate issues relating to Year
2000 compliance, but it is not possible to predict whether these efforts will be successful in reducing or eliminating the potential negative impact of Year 2000 issues. A significant disruption in the ability of consumers to reliably access the Internet or portions of it or to use their credit cards or other electronic payment methods would have an adverse effect on demand for our services and would have a material adverse effect on us.

    At this time, we have not yet developed a contingency plan to address situations that may result if we or our vendors are unable to achieve
Year 2000 compliance. The cost of developing and implementing such a plan, if necessary, could be material. Any failure of our material systems, our vendors' material systems or the Internet to be Year
2000 compliant could have material adverse consequences for us.
Such consequences could include difficulties in operating our service effectively or conducting other fundamental parts of our business.



Recently Issued Accounting Pronouncements

    The American Institute of Certified Public Accountants issued
Statement of Position, or SOP, No. 98-1, "Software for Internal Use," which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1999. We do not expect that the adoption of SOP No. 98-1 will have a material impact on our financial statements.

                                    BUSINESS

    This prospectus contains forward looking statements that involve risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in the forward looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Company

    We offer a convenient, means by which individuals and businesses may make contact with Venture Capital Markets over the Internet. We also intend to offer additional business and financial services in lending and other capital markets which could be of interest to businesses and, or individuals.

    Overview of Our Industry

    Growth of Internet Commerce

    The Internet has emerged as a significant global communications medium, enabling millions of people to share information and conduct business electronically. A number of factors have contributed to the growth of the Internet and its commercial use, including:

  . the large and growing installed base of personal computers in homes and businesses;

  .  improvements in network infrastructure and bandwidth;

  .  easier and cheaper access to the Internet;


 . increased awareness of the Internet among consumer and business users; and

  . the rapidly expanding availability of online content and commerce which increases the value to users of being connected to the Internet.

    According to International Data Corporation, or IDC, the number of Web users worldwide will grow from an estimated 100 million in 1998 to 319 million by 2002. In addition, IDC estimates that the percentage of such users buying goods and services on the Internet will grow from 26% in December 1997 to 40% in December 2002. IDC further estimates that the total value of goods and services purchased over the Web will increase from approximately $12.4 billion in 1997 to approximately
$425.0 billion in 2002. Business-to-business commerce is expected to be a significant driver in the future growth of Internet commerce. For example, IDC estimates that business-to-consumer commerce on the Internet will grow from approximately $5.0 billion in 1997 to approximately $95.0 billion in 2002 while business-to-business commerce on the Internet will grow from approximately $7.0 billion in 1997 to approximately $331.0 billion in 2002.

Rapid Growth in Internet Usage by Small Businesses

    The small office/home office, or SOHO, and small business markets represent a large and growing customer segment. According to
 IDC, there were a combined 44.7 million small businesses and home offices in the United States in 1998, a number which IDC forecasts will grow to 57.6 million by 2002. For 1998, IDC reported that small businesses with less than 100 employees numbered 7.4 million of which 77% had fewer than 10 employees. In addition, home offices numbered
37.3 million, of which 22.2 million were income producing home offices, and the remainder were home offices used for corporate after hours work or telecommuting.

    We believe that small businesses increasingly will rely on the functionality and pervasiveness of the Internet to reach and serve a large and global group of end users. The reduced cost of selling and marketing on the Web, the ability to build and serve a large base of customers electronically and the potential for personalized low-cost customer interaction provide significant economic advantages. These overall benefits, combined with accessibility, have led to adoption of the Internet by small businesses and home offices.
According to IDC, there will be 30.2 million US home offices accessing the Internet by 2002. According to Cyber Dialogue/FindSVP's 1999
US Small Business Internet Survey, 43% of businesses with fewer than
100 employees are estimated to be online in 1999. Of those small businesses that are currently online, 63% are already ordering products and services online. The Cyber Dialogue/FindSVP survey also found that 64% of online small businesses have employees who are online multiple times a day. This increased use of the Internet has resulted in small businesses becoming significant electronic commerce participants. IDC estimates that small businesses accounted for $4.5 billion of electronic commerce in 1998 and will account for approximately
$102.0 billion of electronic commerce activity in 2002.

Our Strategy

    Our objective is to be a provider of convenient Internet Venture Capital and financial services. To achieve this objective, our strategy includes the following key elements:

    Enhance Our Brand Name. We intend to increase our brand recognition through a variety of marketing and promotional techniques and co- marketing and co-branding agreements with strategic partners. We also intend to promote our brand by conducting an ongoing public relations campaign and developing affiliations and affinity programs to extend the brand.


 We believe that building the brand awareness of our Internet Services is critical to attracting and expanding our installed base.

Leverage Our Premier Strategic Partnerships. We intend to develop and leverage premier strategic partnerships to gain access to large numbers of potential users, cooperatively market products and services, cross-sell additional services and gain entry into new markets. We believe that we can further leverage our future premier strategic partnerships to enhance our brand name and grow our installed base.

  . significant up-front time and investment by potential competitors in technology and technical infrastructure;

  . strong brand awareness for our software-based Internet postage solution; and

     Rapidly Grow Our Installed Base. We intend to broaden our future installed base through enhancing our brand, forming strategic partnerships. We believe that our service can achieve rapid distribution because there is no investment in hardware beyond a PC and printer, and users can obtain exposure to our products and services. We are primarily targeting the businesses of all types and sizes well as certain segments of the corporate and consumer markets.

    Leverage Our Internet-Based Technology Platform. We intend to leverage our scaleable, e-commerce platform to enhance our service offering and expand the benefits of secure online communications with us. We will continue to invest in and enhance our technology in order to increase efficiency, reliability and bandwidth, to expand services and to reduce costs.

    Pursue Our Incremental Revenue Opportunities. We intend to leverage our brand, electronic commerce capabilities, infrastructure and user base to develop incremental revenue opportunities. We will consider the following opportunities:

  . We intend to offer for sale advertising space on our Web Site in order to produce revenues and to cross sell additional products, related and unrelated to businesses and individuals.

  . We have the opportunity to act as agents and brokers during our early stages of development. Even though we are not able to fund any projects at present we are able to act as agents and brokers representing future clients for possible placement with other venture capital firms, banks, asset based lenders and other potential investors.

 Our Strategic Distribution Partners

    Our objective is to achieve significant market penetration through relationships with strategic partners in each of the four following categories:

  .  Web portals, content sites and Internet service providers;

  .  independent software vendors;



We believe we will benefit from these relationships by achieving positive brand association and a cost effective means of customer acquisition. We believe our partners can leverage their relationships with us to derive incremental revenue opportunities, including revenue sharing arrangements with us, and provide additional value-added services to their customers.

    Our Marketing and Sales

    We intend to establish a strong brand name by allocating significant resources to our marketing and distribution efforts. In addition, we will rely on traditional media and several other channels to achieve exposure of our services, including:

    Web Sites. We intend to work with high traffic Web sites including portals, commerce and content sites, and other high visibility Internet sites.

    Affiliate Programs. We intend to leverage the traffic and customers of other online sites by offering revenue-sharing opportunities to affiliates that provide a link on their Web site. Affiliates can capitalize on the ability to offer new, value-added services and increase repeat visits to their site.

    Financial Services. We will seek distribution and co-branding opportunities with banks and brokerages by incorporating our Internet service into online banking and investing offered by financial service providers.

    Direct Sales. We plan to seek direct contact with established and developing companies who we wish to solicit as future clients.
We intend to contact these companies in person, by mail and telephone.

Our Competition

    The market for venture capital and other financial services is not new and we expect it to be intensely competitive.

    There are quite a large number of venture capital firms in highly intense competition with one another.



Overall, we may not be able to maintain a competitive position against current or future competitors as they enter the markets in which we compete. This is particularly true with respect to competitors with greater financial, marketing, service, support, technical, intellectual property and other resources than us. Our failure to maintain a competitive position within the market could seriously harm our business, financial condition and results of operations. We believe that the principal competitive factors in our market include:

  . Ability to successfully achieve commercial release of an Internet venture capital product;

  .  Brand recognition;

  .  Convenience;

  .  Visibility;

  .  Accountability;

  .  Security;

Our Intellectual Property

    As is customary with technology companies, from time to time, we may receive or become aware of correspondence claiming potential infringement of other parties' proprietary rights. We could incur significant costs and diversion of management time and resources to defend claims regardless of the validity of these claims. We may not have adequate resources to defend these claims, and any associated costs and distractions could have a material adverse effect on our business, financial condition and results of operations. As an alternative to litigation, we may seek licenses for other parties' intellectual property rights. We may not be successful in obtaining any necessary licenses on commercially reasonable terms, if at all.

Our Employees

    As of December 31, 1999, we had one employee which is the Founder, James D. Martin. We intend to expand significantly our employee base in 2000.


Our Properties

    Our corporate headquarters is located in a temporary facility located at 6015 South Virginia Street, Suite 421, Reno, Nevada 89502. This facility is not adequate and a new facility will be needed.

Legal Proceedings

    We are not currently involved in any legal proceedings, nor have we been involved in any such proceedings that has had or may have a significant effect on our financial position. We are not aware of any material legal proceedings pending against us. See "Risk Factors--
We face potential claims of infringement on other parties' intellectual property rights."

  MANAGEMENT

Directors and Executive Officers

    The following table sets forth certain information regarding our executive officers and directors as of December 31, 1999:

          Name            Age                                  Position
  ----------------
-----------------------------------------------------------------------
James D. Martin..... 41 Chief Executive Officer, President and Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    James D. Martin is the founder has been our Chief Executive Officer and President and a Director since incorporation in December, 1999. From April 1994 to December 1999 Mr. Martin served as President and Chief Operating officer of Capital Resources, an investment and management firm. From March 1986 to April 1994 Mr. Martin served as Vice President and Chief Financial Officer for American Mortgage, a mortgage and investment company. From January 1980 to February
1986 Mr. Martin served as Vice President and Operations Manager of Croddy Corporation, a mortgage banking firm. Mr. Martin received his
B. A. Degree in Business Administration and Finance from Roshdale College in Toronto, Ontario.


The Board has established a Audit Committee to meet with and consider suggestions from members of management and our internal accounting personnel, as well as our independent accountants, concerning our financial operations. The Audit Committee also has the responsibility to review our audited financial statements and consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services. The Audit Committee is currently comprised of James D. Martin.

The Board has also established a Compensation Committee to review and approve the compensation and benefits for our key executive officers, administer our stock purchase, equity incentive and stock option plans and make recommendations to the Board regarding such matters. The Compensation Committee is currently comprised of James
D. Martin. Additions to the Board are expected in the future.

    Directors who are also our employees are eligible to receive options and be issued shares of common stock directly under our 2000
Stock Incentive Plan. Non-employee directors will also receive automatic option grants pursuant to our 2000 Stock Incentive Plan, subject to certain conditions.

Executive Compensation

    The following summary compensation table sets forth information concerning cash and non-cash compensation earned during the fiscal year ended December 31, 1999 by our Chief Executive Officer and each of our other four highest paid executive officers whose total compensation exceeded or would have exceeded $100,000 during such year had such officers provided services to us for the entire fiscal year (the "Named Executive Officers").

                Summary Compensation Table for Fiscal Year 1999

                                                                Long Term
                         Annual Compensation                   Compensation
                         --------------------                  ------------
                                                                Securities
   Name and Principal            Other Annual    Underlying     All Other
  Positions Salary ($) Bonus ($) Compensation ($) Options (#)  Compensation
($) -0-                     -0-                   -0-                    -0-
 -----------  ---------- --------- ---------------- ------------ ------------
James D. Martin        -0-         --
 President and Chief
   Executive
 Officer (December 31, 1999
   to present)..........   -0-                     --          --

 Chief Financial Officer
   and Senior
 Vice President of
   Operations...........               --          --                      --

Chief Executive Officer
   and
 President (December 20, 1999
   to December 31, 1999    ....              --          --               --
          --

 Vice President of
   Business
 Development............

                 Stock Options Granted During Fiscal Year 1999

    The following table sets forth certain information regarding options to purchase common stock granted to Named Executive Officers during the fiscal year ended December 31, 1999.

No stock appreciation rights were granted to such individuals during such year.


           Potential

          Realizable

           Value at

        Assumed Annual

        Rates of Stock

         Appreciation

          For Option
                                               Individual Grants
Term(4)
     -------------------------------------------------------------
---------------
                             Number of          Percentage of
                             Securities     Total Options Granted Exercise
                 Underlying Options     to Employees      Price Per Expiration
  Name               Granted(1)          in 1999(2)       Share(3)     Date
   5%
  10%
      ----------- --------------------- --------- ---------- ------- -------

James D. Martin.........        -0-                  --

No stock options have been granted at this time.

                                                    Number of
                                                   Securities       Value of
                                                   Underlying    Unexercised
In-
                                                   Unexercised      the-Money
                                                   Options at      Options at
                                                  December 31,    December 31,
                                                     1999(1)         1999(2)
                                                 ---------------
---------------
                      Name                       Vested Unvested Vested
Unvested
                      ----                       ------ -------- ------
--------

James D. Martin      .............................    0

Employment Agreements and Change in Control Arrangements

    James D. Martin serves as President and Chief Executive Officer. He receives no cash compensation at this time.

    Our 2000 Stock Incentive Plan will include change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances.

2000 Stock Incentive Plan

Introduction. Introduced December 1999 and approved by the director in December, 1999. The 2000 plan will become effective when the underwriting agreement for this offering is signed.

    Share Reserve.                   shares of our common stock have been
authorized for issuance under the 2000 plan.

    Programs. Our 2000  plan has five separate programs:

  . the discretionary option grant program, under which eligible individuals in our employ may be granted options to purchase shares of our common stock at an exercise price not less than the fair market value of those shares on the grant date;

  . the stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones or upon the completion of a period of service or as a bonus for past services;

  . the salary investment option grant program, under which our executive officers and other highly compensated employees may be given the opportunity to apply a portion of their base salary to the acquisition of special below market stock option grants;

  . the automatic option grant program, under which option grants will automatically be made at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to the fair market value of those shares on the grant date; and

  . the director fee option grant program, under which our non-employee board members may be given the opportunity to apply a portion of any retainer fee otherwise payable to them in cash for the year to the acquisition of special below-market option grants.

    Eligibility. The individuals eligible to participate in our 2000 plan include our officers and other employees, our board members and any consultants we hire.

    Administration. The discretionary option grant and stock issuance programs will be administered by our compensation committee.
This committee will determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonstatutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The compensation committee will also have the authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is put into effect for one or more calendar years.

    Plan Features. Our 2000 plan will include the following features:

  . The exercise price for any options granted the plan may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. The option may also be exercised through a same-
    day sale program without any cash outlay by the optionee.

  . The compensation committee will have the authority to cancel outstanding options under the discretionary option grant program, including any transferred options from our 2000 plan, in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

  . Stock appreciation rights may be issued under the discretionary option grant program. These rights will provide the holders with the election to surrender their outstanding options for a payment from us equal to the fair market value of the shares subject to the surrendered options less the exercise price payable for those shares. We may make the payment in cash or in shares of our common stock.

None of the options under our 2000 plan have any stock appreciation rights.

    Change in Control. The 2000 plan will include the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

  . In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

  .  The compensation committee will have complete discretion to grant
     one      or more options which will become exercisable for all the
     option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated.

    The vesting of any outstanding shares under our 2000 plan may be accelerated upon similar terms and conditions.

  . The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than fifty percent of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

  . The options currently outstanding under our 2000 plan will immediately vest in the event we are acquired and the acquiring company does not assume those options. Any options which are so assumed will immediately vest upon an involuntary termination of the optionee's employment within 18 months after the acquisition.

    Salary Investment Option Grant Program. In the event the compensation committee decides to put this program into effect for one or more calendar years, each of our executive officers and other highly compensated employees may elect to reduce his or her base salary for the calendar year by an amount not less than $10,000 nor more than $50,000. Each selected individual who makes such an election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will have exercise price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount of the salary reduction. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the salary reduction is to be in effect.

    Automatic Option Grant Program. Each individual who first becomes a non- employee board member at any time after the effective date of this
offering will receive an option grant for            shares of common stock on
the date such individual joins the board. In addition, on the date of each annual stockholders meeting held after the effective date of this offering, each non- employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members,

will automatically be granted an option to purchase               shares
of common stock, provided such individual has served on the board for at least six months.

    Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee's cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee's cessation of board service. The shares subject to each annual automatic grant will be fully-vested when
granted. The shares subject to each initial               -share automatic
option grant will vest in a series of               successive equal monthly
installments upon the optionee's completion of each month of board service
over the               month period measured from the grant date. However, the
shares will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member.

    Director Fee Option Grant Program. If this program is put into effect in the future, then each non-employee board member may elect to apply all or a portion of any cash retainer fee for the year to the acquisition of a below-market option grant.

The option grant will automatically be made on the first trading day in January in the year for which the non-employee board member would otherwise be paid the cash retainer fee in the absence of his or her election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the retainer fee applied to that option. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the election is in effect. However, the option will become immediately exercisable for all the option shares upon the death or disability of the optionee while serving as a board member.

    Additional Program Features. Our 2000 plan will also have the following features:

  . Outstanding options under the salary investment and director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50%

 of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

  . Limited stock appreciation rights will automatically be included as part of each grant made under the salary investment option grant program and the automatic and director fee option grant programs, and these rights may also be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in that tender offer.

  . The board may amend or modify the 2000 plan at any time, subject to any required stockholder approval. The 2000 plan will terminate no later
     than              , 2000.

2000 Employee Stock Purchase Plan



Introduction. Our Employee Stock Purchase Plan was adopted by the board in December 1999 and approved by the stockholders in December 1999. The plan will become effective immediately upon the signing of the underwriting agreement for this offering. The plan is designed to allow our eligible employees and the eligible employees our participating subsidiaries to purchase shares of common stock, at semi-annual intervals, with their accumulated payroll deductions.

    Share Reserve.               shares of our common stock will initially be
reserved for issuance. The reserve will automatically increase on the first trading day in January each year, beginning in calendar year 2000, by an
amount equal to     percent ( %) of the total number of outstanding shares of
our common stock on the last trading day in December in the prior year.
In no event will any such annual increase exceed               shares.

    Offering Periods. The plan will have a series of successive offering periods, each with a maximum duration of 24 months. The initial offering period will start on the date the underwriting agreement for the offering
covered is signed and will end on the last business day in               2001.
The next offering period will start on the first business day in          2001,
and subsequent offering periods will set by our compensation committee.

    Eligible Employees. Individuals scheduled to work more than 20 hours per week for more than 5 calendar months per year may join an offering period on the start date or any semi-annual entry date within that period. Semi-annual entry dates will occur on the first business day of and each year. Individuals who become eligible employees after the start date of an offering period may join the plan on any subsequent semi-annual entry date within that offering period.

    Payroll Deductions. A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date . The purchase price per share will be equal to 85% of the fair market value per share on the participant's entry date into the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date.

    Semi-annual purchase dates will occur on the last business day of
              and               each year. In no event, however, may any
participant purchase more than          shares on any purchase date, and not
more than               shares may be purchased in total by all participants
on
any purchase date.

 Reset Feature. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of the two-year offering period, then that offering period will automatically terminate, and a new two-year offering period will begin on the next business day. All participants in the terminated offering will be transferred to the new offering period.

    Change in Control. Should we be acquired by merger or sale of substantially all of our assets or more than fifty percent of our voting securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition. The purchase price will be equal to 85% of the market value per share on the participant's entry date into the offering period in which an acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

    Plan Provisions. The following provisions will also be in effect under the plan:

  . The plan will terminate no later than the last business day of 2010.

  . The board may at any time amend, suspend or discontinue the plan. However, certain amendments may require stockholder approval.

Limitation on Liability and Indemnification Matters

    The certificate of incorporation that we will adopt immediately prior to the closing of this offering provides that, except to the extent prohibited by the Nevada Corporation Law, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as directors. Under the Nevada Corporation Law, the directors have a fiduciary duty to Venture Capital.com which is not eliminated by this provision of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the Nevada law for breach of the director's duty of loyalty, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Nevada law. This provision also does not affect the director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. We have obtained liability insurance for our officers and directors.

 Nevada law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) arising under Nevada law, or (d) for any transaction from which the director derived an improper personal benefit. The Nevada law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.
The corporate bylaws of provide that we shall, to the fullest extent permitted by the Nevada law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    We plan to enter into indemnification agreements with our directors and certain of our officers containing provisions that may require us, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if maintained for other directors or officers.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN TRANSACTIONS

    Since our inception in December 1999, there has not been, nor is there currently proposed, any transaction to which we are a party in which the amount involved exceeded $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other agreements and (2) the transactions described below.

    We have issued an aggregate of no shares of common stock as of December 31, 1999


                      PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to the beneficial ownership of the common stock as of December 31, 1999, and as adjusted to reflect the sale of the shares of common stock offered in this offering, by (1) each stockholder whom we know to beneficially own 5% or more of the outstanding shares of common stock, (2) each of our directors and Named Executive Officers, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Venture Capital.com Inc. 6015 South Virginia Street, Suite 421, Reno, Nevada 89502

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 25,000,000 shares of common stock which Venture Capital.com is authorized to issue under its Articles of Incorporation. These shares are deemed outstanding for the purpose of determining the percentage ownership of the optionee. No shares of common stock have actually been issued as of December 31, 1999. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder.

                                                     Percentage of Shares
                                                      Beneficially Owned
                                                     ------------------------
                                   Number of Shares    Before  After Offering
    Name of Beneficial Owner      Beneficially Owned Offering
    ------------------------      ------------------ ----------    ----------
Named Executive Officers and
  Directors:
  James D. Martin                             -0-

                          DESCRIPTION OF CAPITAL STOCK

    The following description of our securities and certain provisions of our certificate of incorporation and bylaws are summaries.

Statements contained in this prospectus relating to such provisions are not necessarily complete, copies of which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part. The description of common stock and preferred stock reflect changes to our capital structure that will occur upon the closing of this offering in accordance with the terms of the certificates that will be adopted by us immediately prior to the closing of this offering.

    Upon the closing of this offering, our authorized capital stock will
consist of          shares of common stock, par value $0.001.

Common Stock

    As of December 31, 1999, Venture Capital.Com is authorized to issue 25,000,000 shares of common stock at par value of $0.001. As of December
31, 1999 no shares of stock have been issued. Based on the number of shares authorized outstanding as of that date and giving effect to the issuance of the
shares of common stock offered by us hereby, there will be           shares of
common stock outstanding (assuming no exercise of the underwriters' over-allotment option) upon the closing of the offering.

    Holders of the common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, upon receipt of payment for such shares, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval. Upon the closing of the offering, there will be no shares of preferred stock outstanding.

Preferred Stock

   There is no preferred stock at this time.

Warrants. There have been no warrants issued at this time.



    Stockholder Action; Special Meeting of Stockholders. The bylaws provide that stockholders may not take action by written consent, but only at duly called annual or special meetings of stockholders. The bylaws further provide that special meetings of our stockholders may be called only by the Chairman of the Board of Directors or a majority of the Board of Directors.

    Advance Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less
than     days nor more than     days prior to the first anniversary of the
date of
our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders; provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the stockholder, to be timely, must be so received not more than 90 days before nor later than the later of (a) 60 days prior to the annual meeting of stockholders or (b) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs. The bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

    Authorized But Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

    The Nevada Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Registration Rights

After this offering, holders of the shares of common stock upon the closing of this offering will be entitled to registration rights with respect to their shares. Of such shares, no shares of common stock are entitled to "piggy-back" registration rights. The holders of securities with registration rights can require us to register all or part of their shares at any time following six months after this offering, subject to certain conditions. In addition, subject to certain limitations, these holders may also require us to include their shares in future registration statements that we file and may require us to register their shares on Form S-3.

Upon registration, such shares are freely tradable in the public market without restriction.

Transfer Agent and Registrar

    The Transfer Agent and Registrar for our common stock will be U.S. Stock Transfer Corporation.

    Application shall be made for listing the common stock on the Nasdaq National Market under the trading symbol "VCPM."

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the offering, we will have           shares of common
stock outstanding (        shares if the underwriters' over-allotment option is
exercised in full), assuming no exercise of options after     , 2000. Of this
amount, the             shares offered by this prospectus will be available for
immediate sale in the public market as of the date of this prospectus. An
additional           shares are not subject to an 180-day lock- up and will be
available for sale in the public market 90 days following the date of this
prospectus pursuant to Rule 701. Approximately    additional shares will be
available for sale in the public market following the expiration of 180-day lock-up agreements with the representatives of our underwriters, subject in some cases to compliance with the volume and other limitations of Rule 144.

   Days after the   Approximate Shares
    Date of this       Eligible for
     Prospectus        Future Sale                     Comment
   --------------   ------------------ ---------------------------------------
 Upon Effectiveness       Freely tradable shares sold in offering
                                       and shares salable under Rule 144(k)
                                       that are not subject to 180-day lock-up
 90 days                          Shares salable under Rules 144 or 701
                                       that are not subject to 180-day lock-up


180 days                        Lock-up released; shares salable under
                                       Rules 144 or 701
 Over 180 days               Restricted securities held for one year
                                       or less

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell within any three-month period commencing 90 days after the date of this prospectus a number of shares that does not exceed the greater of (a) 1% of the then outstanding shares of common stock (approximately shares immediately after the offering) or (b) the average weekly trading volume during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of

Venture Capital.com at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above. Persons deemed to be affiliates must always sell pursuant to Rule 144, even after the applicable holding periods have been satisfied.

    We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered hereby.

    Any of our employees or consultants who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the
date of this prospectus. As of           , the holders of options to purchase
approximately           shares of common stock will be eligible to sell their
shares upon the expiration of the lock-up period, subject in certain cases to vesting of such options.

  We intend to file a registration statement on Form S-8 under the Securities
Act within      days after the completion of the offering to register shares of common stock subject to outstanding stock options reserved for issuance under our 2000 Stock Incentive Plan, thus permitting the resale of such shares by nonaffiliates in the public market without restriction under the Securities Act.

    In addition, certain shareholders have registration rights with respect to shares of common stock and common stock equivalents. Registration of the registrable securities under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act.

                                  UNDERWRITING

   Underwriters have not been selected or appointed as of this date.

                                                                      Number
of
                              Underwriters                              Shares


----------
     Total..........................................................

    We have been advised that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession
of not in excess of $       per share, of which $      may be reallowed to other
dealers.

After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

    Over-Allotment Option. We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to
purchase up to           additional shares of common stock at the same price per
share as we will receive for the           shares that the underwriters have
agreed to purchase. To the extent that the underwriters exercise such option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of common stock to be purchased by it shown in the above table represents as a percentage of the shares offered hereby. If purchased, such additional shares will be sold by the underwriters on the same terms as those on which the shares are being sold. We will be obligated, pursuant to the option, to sell shares to the extent the option is exercised.

The underwriters may exercise such option only to cover over- allotments made in connection with the sale of the shares of common stock offered hereby.

    The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.
                                                             Per  Without
With
                                                            Share Option
Option
                                                            ----- -------
------

   Public offering price...................................  $      $      $
   Underwriting discounts and commissions..................  $      $      $
   Proceeds, before expenses, to us........................  $      $      $

The expenses of the offering are estimated at $         and are payable entirely
by us. Venture Capital.Com  Inc. expects to deliver the shares of common
stock to purchasers on     , 2000.

    Indemnity. The underwriting agreement contains covenants of indemnity among the underwriters and us against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representation and warranties contained in the underwriting agreement.

    Future Sales. Each of our executive officers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of this prospectus (the "Lock-Up Period"), not to offer to
sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or thereafter acquired directly by such holders or with respect to which they have or hereafter acquire the power of disposition, without the prior written consent of the underwriter to be appointed. However, the underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no agreements between the representatives and any of our stockholders providing consent by the representatives to the sale of shares prior to the expiration of the Lock-Up Period. In addition, we have agreed that, during the Lock-Up Period, we will not, subject to certain exceptions, without the prior written consent of the appointed underwriter, (a) consent to the disposition of any shares held by stockholders prior to the expiration of the Lock-Up
Period or (b) issue, sell, contract to sell or otherwise dispose of, any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into, exercisable for or exchangeable for shares of common stock, other than our sale of shares in the offering, our issuance of common stock upon the exercise of currently outstanding options and warrants, and our issuance of incentive awards under our stock incentive plans. See "Shares Eligible for Future Sale."

    Directed Shares. At our request, the underwriters have reserved up to shares of common stock for sale, at the initial public offering price, to our employees, business associates and other friends through a directed share program. The number of shares of common stock available for sale to the general public in the offering will be reduced to the extent participants in the directed share program purchase the reserved shares.

    The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    No Prior Public Market. Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock offered hereby has been determined through negotiations between us and the representatives. Among the factors considered in such negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

The underwriter appointed will not have any material relationship with us or any of our officers, directors or other controlling persons, except with respect to its contractual relationship with us pursuant to the underwriting agreement entered into in connection with this offering.

    Stabilization. The representatives have advised us that, pursuant to Regulation M under the Securities Exchange Act, certain persons participating in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by such underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by such underwriter or syndicate member.

The representatives have advised us that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                                    EXPERTS

   No experts have been selected or appointed at this time and will be selected when necessary.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (including the exhibits and schedules thereto) under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares to be sold in the offering, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. In addition, we intend to file annual, quarterly and current reports, proxy statements and other information with the Commission.

    You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.
You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site (http://www.sec.gov).

                               VENTURE CAPITAL.COM INCORPORATED
                                   (A DEVELOPMENT STAGE COMPANY)

                                 INDEX TO FINANCIAL STATEMENTS


                          Page

                          ----

Balance Sheet..........................................................F-1

Statements of Operations for the period from December 20, 1999..........F-2
(date of   inception) to December 31, 1999,

Statements of Stockholders' Equity for the period from..................F-3
December 20, 1999  (date of inception) through December 31, 1999
(unaudited

Statements of Cash Flows for the period from December 20, 1999.........F-4
(date of inception) to December 31, 1999,
Notes To Financial
Statements.............................................................. ...F-5

                    REPORT OF ACCOUNTANTS             January 28, 1999

We have examined the balance sheets, financial statement, statement of operations and statement of stockholders' equity. The Company has no assets, no liabilities, no operations and no stockholders at this time.


      William Querin, CPA


F-1                            VENTURE CAPITAL.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                           December 31, 1999

                              December                  Pro Forma
                              31, 1999    Historical    (Note 1)
                                 -----------  -----------
-----
                                        (unaudited)
(unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.............  $ --
  Prepaid expenses......................           --
                                          -----------  -----------
-----------
Total current assets....................   --
Property and equipment, net.............     --
Patents, trademarks and other
  intangibles, net......................      --
Other...................................
                                          -----------  -----------
-----------
Total assets............................  $ -0-
                                          ===========  ===========
===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit........................  $ -0-
  Accounts payable......................     -0-
  Accrued expenses......................     -0-
  Accrued payroll and related...........     -0-
  Accrued professional..................     -0-          --
  Current portion of capital lease
    obligations.........................
                                          -----------  -----------
-----------
Total current liabilities...............-0-
Capital lease obligations, less current
  portion...............................     -0-
Commitments
Stockholders' equity:
  Preferred stock, $.001 par value
    (Series A, B & C):.......................-0-
   Authorized shares at
     December 31, 1999 ...................-0-
   Issued and outstanding shares -0-
       Pro forma: none)
   Liquidation preference of $
     at December 31, 1999
     $ -0-, 1999 (pro forma: none).......................   -0-           --
  Common stock, $.001 par value:
   Authorized shares 25,000,000 at
     December 31, 1999 and ..............................-0-
   Issued and outstanding shares
     -0- at December 31, 1999
     (pro forma:     ..................................-0-

Additional paid-in capital............     -0-
  Notes receivable from stock sales.....    -0-
  Deficit accumulated during the
    development stage...................  -0-
                                          -----------  -----------
-----------
Total stockholders' equity..............-0-
                                          -----------  -----------
-----------
Total liabilities and stockholders'
  equity................................  $ -0-
                                          ===========  ===========
===========

                                      F-2

                                VENTURE CAPITAL.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                             Period from
                           December 20, 1999       Period from
Priod from
                         (date of inception)
                                 to
                          December 31, 1999
                    ------------------- ------------------- --------------
-------------------
                                                (unaudited)      (unaudited)
    (unaudited)
Revenues................     $       --           $     --        $       --
     $       --
Costs and expenses:
  Research and
    development.........      -0-
  General and
    administrative......      -0-
                             -----------          ---------       -----------
     -----------
     Total costs and
       expense..........-0-
                             -----------          ---------       -----------
     -----------
Loss from operations....     -0-
Other income (expense):
  Interest expense......         -0-
  Interest income.......
                             -----------          ---------       -----------
     -----------
Net loss................     $ -0-
                             ===========          =========       ===========


Historical basic and
  diluted net loss per
  share.................     $     -0-            $
Pro forma basic and
  diluted net loss per
  share.................     $    -0-

                                                               F-3

                             VENTURE CAPITAL.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY


           Deficit
                       Preferred Stock                                Notes
Accumulated  (Series A, B & C)     Common Stock   Additional Receivable
During the
Paid-in  from
The Development
Stage
                           Shares     Amount     Shares   Amount  Capital
Stock Sales
                Total
                    ---------- ----------- --------- ------ ----------
----------- -----------
Balance at December 20,
1999 (inception)......   -- $        --        -- $   --  $     --   $      --
 $        --  $
 Issuance of Common
  Stock.................         --          --
 Issuance of Series A
  Preferred Stock, net
  of offering costs, at
  $0.00 a share......... -0-
 Issuance of Series B
  Preferred Stock at
  $0.00 a share......... -0-
 Issuance of restricted
  Common Stock..........         --          --
 Net loss...............         --          --        --     --        --
     --
                   ----------- --------- ------  --------   ---------
-----------  -----------
Balance at December 20,
 1999...................               -0-


 Issuance of Series C
  Preferred Stock, net
  of offering costs, at
  $0.00 a share
  (unaudited)...........
Net loss (unaudited)....         --          --        --     --        --
     --
                         ---------- ----------- --------- ------  --------
---------  ----------
Balance at December 20,
 1999 (unaudited)............ -0-
                 ========== =========== ========= ======  ======

                                                           F-4

                                VENTURE CAPITAL.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                           Period from
                           December 20, 1999
                           (date
                               of
                           inception)
                           to December
                               31, 1999
                           -----------  ------------- -----------
-------------

                           -----------  ------------- -----------
-------------

Operating activities:
  Net loss...............  $ -0-
  Adjustments to
    reconcile net loss
    to net cash used in
    operating
    activities:
     Depreciation and
       amortization...... -0-
     Changes in operating
       assets and
       liabilities:
       Prepaid expenses.. -0-
       Accounts payable..     -0-

Accrued expenses..     -0-
                           -----------   ----------   -----------
-----------
Net cash used in
  operations activities..  -0-
Investing activities:
  Capital expenditures...     -0-
  Other..................    -0-
                           -----------   ----------   -----------
-----------
Net cash used in
  investing activities...    -0-
Financing activities:

 Net proceeds from line
    of credit............   -0-
  Repayment of capital
    lease obligations.... -0-
  Issuance of Series A
    Preferred Stock,
    net..................-0-
  Issuance of Series B
    Preferred Stock......-0-
  Issuance of Series C
    Preferred Stock,
    net..................          --           --
  Issuance of Common
    Stock................      -0-
                           -----------   ----------   -----------
-----------
Net cash provided by
  financing activities...   -0-
                           -----------   ----------   -----------
-----------
Net increase in cash and
  cash equivalents.......   -0-
Cash and cash equivalents
  at beginning of
  period.................          --           --     -0-          --
                           -----------   ----------   -----------
-----------
Cash and cash equivalents
  at end of period.......  $ -0-
                          =========   ==========   ===========   ======
Supplemental cash flow
  disclosure:............
Cash paid for:
  Interest...............  $   -0-
  Income taxes...........  $      -0-

Noncash investing and
  financial activity:
  Issuance of common
    stock in exchange
    for a patent and a
    trademark name.......  $   -0-
  Equipment acquired
    under capital
    lease................  $  -0-
  Issuance of notes
    receivable from
    stock sales..........  $  -0-
                                                         F-5

                                VENTURE CAPITAL.COM INC.

                         NOTES TO FINANCIAL STATEMENTS

 Description of Business and Basis of Presentation

    Venture Capital.com Inc. (Venture Capital.com Inc. or the Company), Inc., was incorporated in Nevada on December 20, 1999, and is a development stage company. The Company has conducted no business as of this date. The Company has no assets and no liabilities.

    The Company is subject to the normal risks associated with a development stage enterprise in the technology industry.
These risks include, among others, the risks associated with product development and acceptance of the product by end users and the ability to raise additional capital to commence and sustain operations.

 Concentration of Risk

    The financial instrument that potentially exposes the Company to concentrations of credit risks consists primarily of cash equivalents. The Company places its cash equivalents with high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

                                VENTURE CAPITAL.COM INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Computation of Historical Net Loss per Share and Pro Forma Net Loss Per Share In accordance with Statement of Financial Accounting Standards
(SFAS) No. 128, "Computation of Earnings Per Share," basic earnings per share is computed by dividing the net earnings available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net earnings for the period by the weighted average number of common and common equivalent shares outstanding during the period.

Common equivalent shares, consisting of unvested restricted Common Stock and incremental common shares issuable upon the exercise of stock options and warrants and upon conversion of convertible preferred stock, are excluded from the diluted earnings per share calculation if their effect is anti-dilutive.

    A summary of the shares used to compute earnings per share is as follows:

                            Period from January     Period from
        Period
                             from
                                      (date of inception) (date of inception)
Three Months
(date of inception)
                                    to                  to              Ended
            to

                     ------------------- ------------------- --------------
-------------------
                                             (unaudited)      (unaudited)
 (unaudited)


   Weighted average common
    shares used to compute
    basic net loss per
    share..................-0-
   Effect of Dilutive
    securities.............             --                  --
--               --
                                 ---------           ---------
----------        ---------
   Weighted average common
    shares used to compute
    dilutive net loss per
    share..................     -0-
                                 =========           =========
==========
 =========
   Conversion of preferred
    stock..................     -0-
                                 ---------           ---------
----------        ---------



 Weighted average common
    shares used to compute
    pro forma basic and
    diluted net loss per
    share..................
                         =========           =========        ==========
=====

    Pro forma net loss per share is computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of the Company's Series A, B and C Preferred Stock into shares of the Company's Common Stock effective upon the closing of the Company's Initial Public Offering as if such conversion occurred at inception or the date of original issuance, if later. Pro forma diluted earnings per share is computed using the pro forma weighted average number of common and common equivalents shares outstanding during the period, to the extent such shares are dilutive.

Property and Equipment

    Property and equipment are stated at cost. Depreciation and amortization is computed principally on a straight-line method over the estimated useful lives of the assets ranging from three to five years. Assets acquired under capitalized lease arrangements are recorded at the present value of the minimum lease payments. Amortization of assets capitalized under capital leases is computed using the straight-line method over the life of the asset or term of the lease, whichever is shorter. Expenditures for repairs and maintenance are charged to expense as incurred.

 Patents, Trademarks and Other Intangibles

    Patents, trademarks and other intangibles are carried at cost less accumulated amortization that is calculated on a straight-line basis over the estimated useful lives of the assets, not to exceed 40 years. Patents are currently amortized over an estimated useful live of 17 years. Trademarks and other intangibles have useful lives that range from 5 to 15 years. Accumulated amortization as of December 31, 1998 is $-0- at this time.

                                VENTURE CAPITAL.COM INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Income Taxes

    The Company accounts for income taxes in accordance with FASB 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using the enacted tax rate in effect for the years in which the differences are expected to reverse.

 Research and Development Costs

    Research and development costs are expensed as incurred. These costs primarily consist of salaries, development materials, supplies and applicable overhead expenses of personnel directly involved in the research and development of new technology and products.

 Stock-Based Compensation

    SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic-value method prescribed in

Accounting Principles Board Opinion No. 25, "Accounting or Stock Issued to Employees."

    The provision for income taxes consists solely of minimum state taxes.
The Company's effective tax rate differs from the statutory federal income tax rate primarily as a result of the establishment of a valuation allowance for the future benefits to be received from the net operating loss carryforwards and research tax credit carryforwards. The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities at December 31, 1999 are presented below.

   Deferred tax assets (liabilities):
     Net operating loss carryforwards.............................  $  -0-
     Research credits.............................................
     Depreciation.................................................
     Capitalized start-up costs...................................
     Accruals.....................................................

-----------
   Total deferred tax assets......................................   -0-
   Valuation allowance............................................  -0-

-----------

Net deferred tax assets........................................  $        --

===========

 Capital Leases, Commitments and Contingencies

The Company has no capital leases, commitments or contingencies at this time. The present facility is provided by James D. Martin at no cost to the Company at this time.

    The following tabulation summarizes certain information related to options for common stock:


Weighted

Average
                                                             Number of
Exercise
                                                              Shares     Price
                                                             ---------
--------

   Outstanding options at December 31, 1999..........-0-        --    $ --
   Grants...................................................-0-
   Surrendered, forfeited or expired........................-0-
   Exercised................................................        --      --

Outstanding options at December 31, 1999.................-0-
                                                             =========    ====

    Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair-value method of that statement. The fair value for these options was estimated at the date of grant using the minimum-value method, which utilizes a near-zero volatility factor. The remaining assumptions, which are weighted average, under this method are as follows:

        Expected life (years).............................................
5
        Risk-free interest rate...........................................
5.50%
        Dividend yield....................................................
--

    This option-valuation method requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing method does not necessarily provide a reliable single measure of the fair value of its employee stock options.


The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

    If the Company recognized employee stock related compensation expense in accordance with SFAS 123 under the minimum value method, any net loss for 1999 would not be materially different.

 Equity

    Since there has been no stock issued as of this date there is no stockholder equity.

                                VENTURE CAPITAL.COM INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Public offering price of $    per share and net proceeds of $   or (ii) written
consent of the majority holders of outstanding shares of Common Stock

 Authorize Stock

    The Company is authorized to issue 25,000,000 shares of common stock at par value of $0.001 per share under the original Articles of Incorporation filed in the State of Nevada on December 20, 1999

 Preferred Stock

    There is no provision for preferred stock at this time.

                                VENTURE CAPITAL.COM INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Stock options

    The Company has issued no stock options at this time/

                                                             Exercise
Estimated
     Number of options                                        Price   Fair
Value
     -----------------                                       --------
----------
           -0-

 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission and NASD. All of the expenses below will be paid by the Company.

                                   Item
                                   ----
   Registration fee....................................................  264.00
   NASD filing fee.....................................................
   Nasdaq National Market listing fee..................................
   Blue sky fees and expenses..........................................
   Printing and engraving expenses...............................5,000.
   Legal fees and expenses.............................................
   Accounting fees and expenses........................................
   Transfer Agent and Registrar fees...................................
5,000
   Miscellaneous.......................................................  30,000
     Total.............................................................
40,264

Item 14. Indemnification of Directors and Officers.

    The Company's corporate bylaws (the "bylaws") provide that, except to the extent prohibited by the Nevada Corporation Law (the "NCL"), the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under the NCL, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the bylaws and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the NCL for breach of the director's duty of loyalty to the Company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by NCL.
This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company shall obtain liability insurance for its officers and directors.


The NCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under the NCL, or (iv) for any transaction from which the director derived an improper personal benefit. The NCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The bylaws eliminate the personal liability of directors to the fullest extent permitted by the NCL and provides that the Company shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    The Company, with the approval of the Board of Directors, intends to obtain directors' and officers' liability insurance prior to the effectiveness of this offering. In addition, the Company intends to enter into indemnification agreements with each of its directors and executive officers.

    There is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. Moreover, the Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
The Company believes that the foregoing indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The Underwriting Agreement shall provide for indemnification by the Underwriters of the Company and its officers and directors, and by the Company of the Underwriters, for certain liabilities arising under the Securities Act or otherwise.

Recent Sales of Unregistered Securities.

    The Company has not sold any securities as of this date.


The following Exhibits are attached hereto and incorporated herein by reference:

 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement. There has been no underwriter selected or appointed at this time. The Underwriting Agreement shall be submitted as it is available.
  1.2*   Specimen Stock Certificate.

* To be submitted later by mail.

    All such Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

    The undersigned Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities
Act of
1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 31st day of December 1999.

                                          VENTURE CAPITAL.COM INC.

                                          By:      /s/ James D. Martin

-----------------------------------
                                                      James D. Martin

    KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint James D. Martin, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys- in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title
       Date
             ---------                           -----                    ----
 /s/ James D. Martin      Chief Executive Officer,       December 31, 1999
____________________________________  President and Director
          James D. Martin              (Principal Executive Officer)





  EXHIBIT INDEX
 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement.
  2.1    Certificate of Incorporation of the Registrant.
  3.1    Accountant's Statement
  4.1    Bylaws of the Registrant.
  5.1* Specimen Stock Certificate
* To be submitted later by mail

                                         EXHIBIT 2.1

                         CERTIFICATE OF INCORPORATION

                                                OF

                         VENTURE CAPITAL.COM INC.

     The undersigned, James D. Martin, hereby certifies that:

     1. They are he is the duly elected and acting President and Secretary, respectively, of Venture Capital.com Inc., a Nevada corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Nevada on December 20, 1999.

     3.  The Certificate of Incorporation of this corporation is as follows:

                                 ARTICLE 1

     The name of this corporation is Venture Capital.com Inccorporated (the "Corporation").
                                                           -----------

 ARTICLE 2

The address of the Corporation's registered office in the State of Nevada is 6015 South Virginia Street, Suite 421, Reno, Nevada 89502. The name of its registered agent at such address is James D. Martin.



                                 ARTICLE 3

    The total number of shares which the Corporation is authorized to issue is Twenty Five Million (25,000,000) shares, each with a par value of $0.001 per share.

                                  ARTICLE 4

    The governing board shall be as directors. The first Board of Directors shall consist of one member whose name and address is as follows; James D. Martin, 6015 South Virginia Street, Suite 421, Reno, Nevada 89502.

                                   ARTICLE 5

    The purpose of this Corporation is to engage in Venture Capital, Investments, Financial Services and Business Services.

                                   ARTICLE 6

    Other Matters: The number of attached pages is -0-

                                   ARTICLE 7

    The Name, Address and signatures of the Incorporators are:
    James D. Martin
    6015 South Virginia Street, Suite 421
    Reno, Nevada 89502

ARTICLE 8

Certificate of Acceptance of Appointment of Registered Agent:

I, James D. Martin hereby accept appointment as Registered Agent for the above named corporation.

/s/ James D. Martin                                           Dated: November
18, 1999
James D. Martin



 Executed at Citrus Heights, California on November 18, 1999.

                                      /s/ James D. Martin

------------------------------------------
                                     James D. Martin, President

EXHIBIT 3.1

Accountant's Statement


           December 28, 1999

Subject: Venture Capital.Com, Incorporated

I have examined the Financial Statements and Operating Statements of Venture Capital. Com, Incorporated which was incorporated in the State of Nevada in December of 1999.

The subject Corporation has no assets or liabilities. In addition the subject Corporation appears to have no operating history.

William Querin, CPA


                                     Page


----
ARTICLE I - CORPORATE
OFFICES........................................................1
     1.1 Registered Office.....................................1
     1.2 Other Offices.........................................1
ARTICLE II - MEETINGS OF STOCKHOLDERS..........................1
     2.1 Place Of Meetings.....................................1
     2.2 Annual Meeting........................................1
     2.3 Special Meeting.......................................1
     2.4 Notice Of Stockholders'
         Meetings..............................................2
     2.5 Business Limited To Notice Content....................2
     2.6 Quorum................................................2
     2.7 Majority Voting Power.................................3
     2.8 Voting................................................3
     2.9 Proxies...............................................3
     2.10  Stockholder Action By Written Consent Without A Meeting........4
     2.12 Record Date For Stockholder Notice; Voting; Giving Consents.....4
ARTICLE III - DIRECTORS...................................................4
     3.1 Number Of Directors..............................................4
     3.2 Vacancies....................................................... 4
     3.3 Management By Directors..........................................4
     3.4 Meetings Of The Board Of
         Directors........................................................5
     3.5 First Meeting....................................................5
     3.6 Regular Meetings.................................................5
     3.7 Special Meetings;
         Notice...........................................................5
     3.8 Quorum...........................................................5
     3.9 Committees.......................................................6
     3.10 Minutes Of Committees...........................................6
     3.11 Fees And Compensation Of Directors..............................6
ARTICLE IV -NOTICES.......................................................6
     4.1 Notices To Directors And Stockholders............................6
     4.2 Voting At
         Meetings........................................................ 7
     4.3 Notices..........................................................7
ARTICLE V - OFFICERS......................................................7
     5.1 Officers.........................................................7
     5.2 Appointment Of Officers..........................................7
     5.3 Subordinate Officers.............................................7
     5.4 Salaries Of Officers And Agents..................................8
     5.5 Removal And Resignation Of Officers..............................8
     5.5 Vacancies In Offices.............................................8
     5.6 President And Chief Executive Officer............................8
     5.7 Execution Of Corporate Documents And Instruments........8
     5.8 Vice Presidents..................................................8
     5.9 Secretary........................................................9
     5.10 Treasurer.......................................................9
     5.11 Disbursement Of Funds...........................................9
     5.12 Treasurer's Bond................................................9
ARTICLE VI - CERTIFICATES OF STOCK.......................................10
     6.1 Stock Certificates..............................................10
     6.2 Authentication Of Stock Certificates............................10
     6.3 Lost Stock Certificates.........................................11
     6.4 Transfer Of Stock...............................................11
     6.5 Closing Of Transfer Books.......................................11
     6.6 Registered Stockholders.........................................12
ARTICLE VII - GENERAL PROVISIONS DIVIDENDS...............................12
     7.1 Dividends.......................................................12
     7.2 Payment Of Dividends............................................12
     7.3 Checks..........................................................13
     7.4 Fiscal Year.....................................................13
     7.5 Corporate Seal..................................................13
ARTICLE VIII - AMENDMENTS................................................13
      8.1 Amendments.....................................................13
SIGNATURE PAGE...........................................................14



               VENTURE CAPITAL.COM, INCORPORATED
ITEM  4.1                                   * * * * *
                                               BY-LAWS
                                               * * * * *

                                                   ARTICLE I
                                                    OFFICES
     Section 1.  The registered office shall be in Reno, Nevada.
     Section 2. The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II
               MEETINGS OF STOCKHOLDERS
     Section 1. All annual meetings of the stockholders shall be held in the City of Reno, State of Nevada. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.
     Section 2. Annual meetings of stockholders, commencing with the year 2000, shall be held on June 15th , if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:00 Noon, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     Section 4. Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting.

If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

            Section 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.
     Section 8. Except as hereinafter provided, every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. At all elections of directors each holder of stock possessing voting power shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

           Section 9. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.
     Section 10. Any action, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                      ARTICLE III
                       DIRECTORS
     Section 1. The number of directors shall be neither more than twenty Directors nor less than one of Director. The number of directors is to be fixed by vote of the shareholders. The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2 of this article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.
     Section 2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.
     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

          MEETINGS OF THE BOARD OF DIRECTORS
     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.
     Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.
     Section 7. Special meetings of the board of directors may be called by the president or secretary on the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least ten (10) days before the data of the meeting.
     Section 8. A majority of the board of directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                               COMMLTTEES OF DIRECTORS
     Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal.


Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
     Section 10. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

               COMPENSATION OF DIRECTORS
     Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                      ARTICLE IV
                        NOTICES
     Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by facsimile telecommunication.
     Section 2. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.
Section 3. Whenever any notice whatever is required to be given under the provisions of the statutes, of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated
      therein shall be deemed equivalent thereto.


                       ARTICLE V
                       OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. Any person may hold two or more offices.
     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a vice president, a secretary and a treasurer, none of whom need be a member of the board.
     Section 3. The board of directors may appoint additional vice presidents, and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                     THE PRESIDENT
     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.
     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                  THE VICE PRESIDENT
     Section 8. The vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors may from time to time prescribe.

                     THE SECRETARY
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

                     THE TREASURER
     Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
     Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

        Section 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                      ARTICLE VI
                 CERTIFICATES OF STOCK
     Section 1. Every stockholder shall be entitled to have a certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.
     Section 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of such corporation.
                   LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                   TRANSFER OF STOCK
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

               CLOSING OF TRANSFER BOOKS
     Section 5. The directors may prescribe a period not exceeding sixty days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

                REGISTERED STOCKHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                      ARTICLE VII
                  GENERAL PROVISIONS
                       DIVIDENDS
     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

                        CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                      FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                         SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

                     ARTICLE VIII
                      AMENDMENTS
     Section 1. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.


I, THE UNDERSIGNED, being the secretary of Venture Capital.Com
DO HEREBY CERTIFY the foregoing to be the by-laws of said
corporation, as adopted at a meeting of the directors held on the 31st day of December, 1999.
                                     /s/ James D. Martin